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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  July 22, 1997

      AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2
             (Exact name of registrant as specified in its charter)

          New York                     333-08687-04          Application Pending
----------------------------        ----------------        --------------------
(State or Other Jurisdiction         (Commission File         (I.R.S. Employer
      of Incorporation)                  Number)             Identification No.)

        c/o The Bank of New York
           101 Barclay Street
           New York, New York                                       10286
---------------------------------------                      -------------------
(Address of Principal Executive Offices)                          (Zip Code)

        Registrant's telephone number, including area code (212) 485-1784

                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Description of the Conveyance of Subsequent Mortgage Loans

     On July 22, 1997, AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997- 2 (the "Trust") acquired $64,040,445.44 of Subsequent Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement dated as of June 1, 1997, between AMRESCO Residential Capital Markets, Inc., as Seller, AMRESCO Residential Securities Corporation, as Depositor, Option One Mortgage Corporation, as a Servicer, Advanta Mortgage Corp. USA, as a Servicer and Ameriquest Mortgage Company, as a Servicer and The Bank of New York, in its capacity as Trustee (the "Pooling and Servicing Agreement") and a Subsequent Transfer Agreement among AMRESCO Residential Capital Markets, Inc., as Seller, AMRESCO Residential Securities Corporation, as Depositor and the Trust, as purchaser, dated July 22, 1997 (the "Subsequent Transfer Agreement"). The Subsequent Mortgage Loans possess the characteristics required by the Prospectus dated July 28, 1996 and the Prospectus Supplement dated June 5, 1997, filed pursuant to Rule 424(b)(5) of the Act on June 12, 1997. The Schedules of Subsequent Mortgage Loans are attached to the Subsequent Transfer Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits:

     10.1 Subsequent Transfer Agreement dated as of July 22, 1997, among AMRESCO Residential Securities Corporation, as Depositor, AMRESCO Residential Capital Markets, Inc., as Seller and AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 as the Purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AMRESCO RESIDENTIAL SECURITIES CORPORATION
                             MORTGAGE LOAN TRUST 1997-2

                             By: AMRESCO Residential Securities Corporation, as Depositor

                             By:  /s/Ronald B. Kirkland
                                  ------------------------------------------
                                  Name:  Ronald B. Kirkland
                                  Title: Vice President and Chief Accounting
                                  Officer

Dated: July 21, 1997